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EXECUTION COPY

FIRST AMENDMENT TO CREDIT AGREEMENT

    This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), made and entered into as of January 3, 2000, is by and between MARTEN TRANSPORT, LTD., a Delaware corporation (the "Borrower"), the banks which are signatories hereto (individually, a "Bank" and, collectively, the "Banks"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Banks (in such capacity, the "Agent").

RECITALS

    1.  The Borrower and U.S. Bank National Association, in its capacity as a Bank and the Agent, entered into a Credit Agreement dated as of October 30, 1998 (the "Credit Agreement");

    2.  U.S. Bank National Association, in its capacity as a Bank, has extended to the Borrower, pursuant to the terms of the Credit Agreement, a revolving loan in the amount of $40,000,000. The Borrower has requested, among other things, that the Revolving Commitment Amount under the Credit Agreement be increased to $50,000,000, and The Northern Trust Company is willing to extend a $10,000,000 revolving loan to the Borrower and become a Bank under Section 9.6 of the Credit Agreement; and

    3.  The Borrower desires to amend certain other provisions of the Credit Agreement, and the Banks and Agent have agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

    NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

    Section 1.  Capitalized Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

    Section 2.  Amendments.  The Credit Agreement is hereby amended as follows:

      2.1  Definitions.  (a) The definition of Applicable Margin, contained in Section 1.1 of the Credit Agreement, is amended to read in its entirety as follows:

      "Applicable Margin": With respect to Eurodollar Rate Advances, the rate per annum corresponding with the Cash Flow Leverage Ratio as of the last day of the preceding fiscal quarter:

Cash Flow Leverage Ratio	Applicable Margin
>3.00	1.500%
>2.25 and <=3.00	1.250%
>1.75 and <=2.25	0.875%
>1.00 and <=1.75	0.750%
<=1.00	0.625%

      (b) Section 1.1 of the Credit Agreement is further amended by adding the following definition of "Fee Letter":

      "Fee Letter": The confidential letter, dated as of January 3, 2000, from the Agent to the Borrower.

      (c) The definition of Revolving Commitment Amount, contained in Section 1.1 of the Credit Agreement, is amended to read in its entirety as follows:

      "Revolving Commitment Amount": With respect to a Bank, initially the amount set forth with respect to that Bank on Schedule I, as the same may be amended from time to time, but as the same may be reduced from time to time pursuant to Section 2.13.

      2.2  Required Banks.  The Credit Agreement is amended by replacing the term "Majority Banks" in all instances in which it appears in the Credit Agreement with the term "Required Banks", and Section 1.1 of the Credit Agreement is further amended by adding the following definition of "Required Banks":

      "Required Banks": At any time there are one or two Banks, both such Banks; at any time there are three or more Banks, Banks holding at least 66 2/3% of the aggregate unpaid principal amount of the Revolving Notes or, if no Revolving Loans are at the time outstanding hereunder, Banks holding at least 66 2/3% if the Aggregate Revolving Commitment Amounts.

      2.3  Agreement to Repay Letter of Credit Drawings.  The first sentence of Section 2.11 of the Credit Agreement is deleted and replaced with the following two sentences:

    If the Agent has received documents purporting to draw under a Letter of Credit that the Agent believes conform to the requirements of the Letter of Credit, it shall honor such drawing and provide Borrower with notice of such drawing. If the Agent has received documents purporting to draw under a Letter of Credit that the Agent believes does not conform to the requirements of the Letter of Credit, it shall notify the Borrower of such fact and, if Agent nevertheless is authorized to honor such draw by the Borrower, the Agent may honor such nonconforming draw, provided, however, if a Default has occurred and is continuing, the Agent may do so only with the consent of all of the Banks

      2.4  Revolving Commitment Fee.  Section 2.15 of the Credit Agreement is amended by deleting the revolving commitment fee table as it appears therein and inserting in lieu thereof the following table:

Cash Flow Leverage Ratio	Rate Per Annum
>3.00	0.3750%
>2.25 and <=3.00	0.3125%
>1.75 and <=2.25	0.2500%
>1.00 and <=1.75	0.1875%
<=1.00	0.1500%

      2.5  Letter of Credit Fees.  Section 2.16 of the Credit Agreement is amended by deleting the letter of credit fee table as it appears therein and inserting in lieu thereof the following table:

Cash Flow Leverage Ratio	Rate Per Annum
>3.00	1.500%
>2.25 and <=3.00	1.250%
>1.75 and <=2.25	0.875%
>1.00 and <=1.75	0.750%
<=1.00	0.625%

      2.6  Financial Statements and Reports.  Section 5.1(d) and Section 5.1(e) of the Credit Agreement are amended by deleting the phrase "chief financial officer of the Borrower" as it appears therein and inserting in lieu thereof the phrase "either the chief financial officer of the Borrower or the vice president of finance of the Borrower".

      2.7  Inspection.  Section 5.5 of the Credit Agreement is amended to read in its entirety as follows:

      The Borrower shall permit any Persons designated by the Agent or any Bank to visit and inspect any of the properties, corporate books and financial records of the Borrower and Subsidiaries, to examine and to make copies of the books of accounts and other financial records of the Borrower and the Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Agent or any such Bank may designate. So long as No Event of Default exists, the expenses of the Agent or any such Bank for such visits, inspections and examinations shall be at the expense of the Agent or any such Bank, but such visits, inspections and examinations made while any Event of Default is continuing shall be at the expense of the Borrower.

      2.8  Year 2000.  Section 5.12 of the Credit Agreement is amended to read in its entirety as follows:

      The Borrower has (a) reviewed and assessed its business operations, equipment and machinery and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and other equipment used by the Borrower, directly or indirectly through third parties, may be unable to perform properly date-sensitive functions before, during and after January 1, 2000); (b) developed a plan and contingency plan which included expense estimates to address the year 2000 problem and remediated any material year 2000 problem; and (c) substantially completed implementation and testing of the plan as of the date hereof.

      2.9  Transferees.  The second sentence of Section 9.6 of the Credit Agreement is amended to read in its entirety as follows:

      Each Bank may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion (in a minimum amount of $10,000,000) of its Revolving Commitments, the Revolving Loans and/or Advances (each such interest so disposed of being herein called a "Transferred Interest") to banks or other financial institutions ("Transferees"); provided, however, that a Bank may dispose of a Transferred Interest only with the consents of the Agent and the Borrower (which consents shall not be unreasonably withheld) and only upon payment to the Agent by the parties to such disposition of a processing and recording fee in the amount of $3,000 for each party. Notwithstanding the preceding sentence, a Bank may dispose of a Transferred Interest without consent of the Borrower if an Event of Default has occurred and is continuing.

    Section 3.  Schedule I.  The Credit Agreement is hereby amended to include Schedule I in the form attached hereto.

    Section 4.  Effectiveness of Amendments.  The amendments contained in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

      4.1 This Amendment and a new Revolving Note payable to The Northern Trust Company in the principal amount of $10,000,000 in the form of Exhibit 4.1 hereto (the "Northern Trust Revolving Note") duly executed by the Borrower.

      4.2 A copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment and the Revolving Note certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying that there has been no amendment to the Certificate of Incorporation or Bylaws of the Borrower since true and accurate copies of the same were delivered to the Lender with a certificate of the Secretary of the Borrower dated October 30, 1998, and (ii) identifying each officer of the Borrower authorized to execute this Amendment, the Northern Trust Revolving Note, and any other instrument or agreement executed by the Borrower in connection with this Amendment (collectively, the "Amendment Documents"), and certifying as to specimens of such officer's signature and such officer's incumbency in such offices as such officer holds.

      4.3 Certified copies of all documents evidencing any necessary corporate action, consent or governmental or regulatory approval (if any) with respect to this Amendment.

      4.4 An opinion of counsel to the Borrower in the form of Exhibit 4.4 attached to this Amendment, duly executed by said counsel.

      4.5 A copy of the Fee Letter, dated as of the date hereof, duly executed by the Borrower.

      4.6 A good standing certificate for the Borrower from the States of Delaware, Wisconsin, California, Oregon, and Georgia issued not more than 30 days prior to the date of this Amendment.

      4.7 All fees, costs and expenses due and payable pursuant to the Fee Letter, payable in Immediately Available Funds on the date hereof.

      4.8 The Borrower shall have satisfied such other conditions as specified by the Agent and the Banks, including payment of all unpaid legal fees and expenses incurred by the Agent through the date of this Amendment in connection with the Credit Agreement and the Amendment Documents.

    Section 5.  Representations, Warranties, Authority, No Adverse Claim.

      5.1  Reassertion of Representations and Warranties, No Default.  The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Agent and the Banks.

      5.2  Authority, No Conflict, No Consent Required.  The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into the Amendment Documents and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper corporate, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower's Certificate of Incorporation, Bylaws or any other agreement or requirement of law in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Agent on behalf of the Banks. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Agent.

      5.3  No Adverse Claim.  The Borrower warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give the Borrower a basis to assert a defense, offset or counterclaim to any claim of the Agent or the Banks with respect to the Obligations or the Borrower's obligations under the Credit Agreement as amended by this Amendment.

    Section 6.  Affirmation of Credit Agreement, Further References.  The Agent, the Banks, and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. All of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.

    Section 7.  Merger and Integration, Superseding Effect.  This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

    Section 8.  Severability.  Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

    Section 9.  Successors.  The Amendment Documents shall be binding upon the Borrower, the Banks, and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks, and the Agent and the successors and assigns of the Banks and the Agent.

    Section 10.  Legal Expenses.  As provided in Section 9.2 of the Credit Agreement, the Borrower agrees to reimburse the Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorney' fees and legal expenses of Dorsey & Whitney LLP, counsel for the Agent) incurred in connection with the Credit Agreement, including in connection with the negotiation, preparation and execution of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrower under the Amendment Documents, and to pay and save the Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement.

    Section 11.  Headings.  The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

    Section 12.  Counterparts.  The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.

    Section 13.  Governing Law.  THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

MARTEN TRANSPORT, LTD.
By:

Title:

	Address:	129 Marten Street Mondovi, Wisconsin 54755
Revolving Commitment Amount:	U.S. BANK NATIONAL ASSOCIATION In its individual corporate capacity and as Agent
$40,000,000	By:

Title:

	Address:	601 Second Avenue South, MPFP0602 Minneapolis, MN 55402-4302 ATTN: Michael J. Reymann
Revolving Commitment Amount:	THE NORTHERN TRUST COMPANY
$10,000,000	By:

Title:

	Address:	50 South LaSalle Street Chicago, IL 60675 ATTN: Daniel Hintzen

SCHEDULE I
TO THE CREDIT AGREEMENT

Name and Notice Address of Bank	Revolving Commitment Amount
U.S. Bank National Association 601 Second Avenue South, MPFP0602 Minneapolis, MN 55402-4302 ATTN: Michael J. Reymann	$40,000,000
The Northern Trust Company 50 South LaSalle Street Chicago, IL 60675 ATTN: Daniel Hintzen	$10,000,000

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EXHIBIT 4.1 TO FIRST AMENDMENT
TO CREDIT AGREEMENT

REVOLVING NOTE

$10,000,000 January 3, 2000	Minneapolis, Minnesota

    FOR VALUE RECEIVED, MARTEN TRANSPORT LTD., a Delaware corporation, hereby promises to pay to the order of The Northern Trust Company (the "Bank") at the main office of U.S. Bank National Association, as Agent for the Bank, in Minneapolis, Minnesota, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) on the Revolving Commitment Ending Date, the principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000) or, if less, the aggregate unpaid principal amount of the Revolving Loans made by the Bank under the Credit Agreement, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.

    This note is one of the Revolving Notes referred to in the Credit Agreement dated as of October 30, 1998, as amended by that certain First Amendment to Credit Agreement dated as of January 3, 2000 (as the same may hereafter from time to time be further amended, restated or otherwise modified, the "Credit Agreement") among the undersigned, the Bank and the other banks named therein. This note is subject to certain permissive and mandatory prepayments and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

    In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

    THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

MARTEN TRANSPORT LTD.
By:

Its:

2

STATE OF	)
) ss.
COUNTY OF	)

    On this      day of January, 2000, before me, the undersigned, a Notary Public, appeared            who being by me duly sworn, did say that he is the             of MARTEN TRANSPORT LTD. and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors, and said officer acknowledged the foregoing instrument to be executed for the purposes therein stated and as the free act and deed of the corporation.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.

                      Notary Public

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EXECUTION COPY

SECRETARY'S CERTIFICATE

    I,            , hereby certify to U.S. Bank National Association, as "Agent" on behalf of the "Banks" (as such terms are defined in the Credit Agreement), on behalf of Marten Transport, Ltd., a Delaware corporation (the "Company"), as follows:

      1.  I am the duly elected and acting Secretary of the Company.

      2.  Attached hereto as Exhibit A is a true, complete, and correct copy of resolutions duly adopted by the Board of Directors of the Company. Such resolutions are in conformity with the provisions of the Articles of Incorporation and the Bylaws, as amended, of the Company, and such resolutions are in full force and effect as of the date hereof.

      3.  There has been no amendment to the Articles of Incorporation or Bylaws of the Company since true and accurate copies of the same were delivered to the Bank with a certificate of the Secretary of the Company dated October 30, 1998.

      4.  The following persons are duly elected and acting incumbents in the corporate offices indicated, and the signature set forth opposite the name of each such person is the true and genuine specimen signature of such person:

Name and Title	Signature

    IN WITNESS WHEREOF, I have executed this Secretary's Certificate this      day of January, 2000.

Name:
Title: Secretary

    I,            , being the duly elected and acting Executive Vice President, Chief Financial Officer and Treasurer to the Company, do hereby certify to U.S. Bank National Association, as Agent, that            is the duly elected and acting Secretary of the Company and that the signature set forth above is his genuine signature.

Name:
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

EXHIBIT A
TO SECRETARY'S CERTIFICATE

    WHEREAS, the Company, the banks which are signatories to the Credit Agreement (individually, a "Bank" and, collectively, the "Banks") and U.S. Bank National Association, as agent for the Banks (in such capacity, the "Agent") entered into a Credit Agreement dated as of October 30, 1998 (the "Credit Agreement").

    WHEREAS, the Board of Directors of the Company has determined that it is in the Company's best interests to enter into that certain First Amendment to Credit Agreement to be dated as of December    , 1999 (the "First Amendment"), the terms of which will increase to $50,000,000 the Revolving Commitment Amount under the Credit Agreement and the terms of which will change the pricing of the loan as set forth in the First Amendment.

  NOW, THEREFORE, BE IT:

    RESOLVED, that the form, terms, conditions, and provisions of that certain First Amendment between the Company, the Banks, and the Agent as heretofore presented to the Board of Directors of the Company be, and said First Amendment hereby is, approved and adopted in all respects.

    RESOLVED FURTHER, that the consummation of each of the transactions contemplated by and in the First Amendment be, and said transactions hereby are authorized, approved, and adopted in all respects.

    RESOLVED FURTHER, that the Chairman of the Board of Directors, the President, each Vice President and Assistant Vice President, and the Secretary of the Company, or any one of them, be, and said officers, or any on of them, hereby are, authorized to execute and deliver the First Amendment with such changes as they, or any one of them, shall approve, the execution and delivery thereof to be conclusive evidence of such approval.

    RESOLVED FURTHER, that the Chairman of the Board of Directors, the President, each Vice President and Assistant Vice President, and the Secretary of the Company, or any one of them, be, and said officers, or any one of them, hereby are authorized to execute and deliver any and all documents and instruments and to take any and all such actions as he or she may deem necessary or desirable in order to carry out the intent and purposes of the foregoing resolutions, the execution and delivery of such documents or instruments or the taking of such action to be conclusive evidence that such execution and delivery or the taking of such action was authorized by this resolution.

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EXHIBIT 4.4 TO
FIRST AMENDMENT TO CREDIT AGREEMENT

MATTERS TO BE COVERED BY
OPINION OF COUNSEL
TO THE BORROWER

    The opinion of counsel to the Borrower which is called for by Article III of the First Amendment to Credit Agreement (the "First Amendment") shall be addressed to the Agent and the Banks and dated the date of the First Amendment. It shall be satisfactory in form and substance to the Agent and the Banks and shall cover the matters set forth below, subject to such assumptions, exceptions and qualifications as may be acceptable to the Agent, the Banks and counsel to the Agent and the Banks. Capitalized terms used herein have the respective meanings given such terms in the Credit Agreement dated as of October 30, 1998 (the "Credit Agreement") and the First Amendment.

       (i) The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted, to enter into the First Amendment and to perform all of its obligations under the Credit Agreement, as amended by the First Amendment. The Borrower is duly qualified and in good standing as a foreign corporation in all of the jurisdictions in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary and the failure to so qualify would permanently preclude the Borrower from enforcing its rights with respect to any material asset or expose the Borrower to any material liability.

      (ii) The execution, delivery and performance by the Borrower of the First Amendment have been duly authorized by all necessary corporate action by the Borrower.

      (iii) The Credit Agreement, as amended by the First Amendment, constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

      (iv) The execution and delivery of the First Amendment and the performance by the Borrower of the Credit Agreement, as amended by the First Amendment, will not (i) violate any provision of any law, statute, rule or regulation or, to the best knowledge of such counsel, any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (ii) violate or contravene any provision of the Articles of Incorporation or bylaws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder.

      (v) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Credit Agreement, as amended by the First Amendment.

      (vi) To the best knowledge of such counsel, there are no actions, suits or proceedings pending or threatened against or affecting the Borrower or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which (i) challenge the legality, validity or enforceability of the Credit Agreement, as amended by the First Amendment, or (ii) if determined adversely to the Borrower, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower and the Subsidiaries as a consolidated enterprise or on the ability of the Borrower to perform its obligations under the Credit Agreement, as amended by the First Amendment.

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FIRST AMENDMENT TO CREDIT AGREEMENT
AGREEMENT
SCHEDULE I TO THE CREDIT AGREEMENT
REVOLVING NOTE
SECRETARY'S CERTIFICATE
EXHIBIT A TO SECRETARY'S CERTIFICATE
MATTERS TO BE COVERED BY OPINION OF COUNSEL TO THE BORROWER